UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2025

Deep Fission, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-56407	87-4265302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2831 Garber Street Berkeley, California (Address of principal executive offices)	94705 (Zip Code)

Registrant’s telephone number, including area code: (707) 400-0778

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)     Director Resignation

On November 7, 2025, Richard A. Muller resigned from the Board of Directors of Deep Fission to focus on his continuing responsibilities as the Company’s Chief Technology Officer. His resignation did not result from any disagreement with Deep Fission on any matter relating to its operations, policies, or practices.

(c)     Appointment of Certain Officers; Employment Agreements

On November 7, 2025, Deep Fission’s Board of Directors formally appointed Michael Brasel as Chief Operating Officer and Jon Gordon as General Counsel and Secretary of the Company. Each began serving in these roles effective October 6, 2025 and October 7, 2025, respectively, and their appointments were ratified by the Board on November 7, 2025. Both individuals have been designated as “executive officers” within the meaning of Rule 3b-7 of the Exchange Act and as “Section 16 officers” for purposes of Section 16 of that Act.

In connection with their appointments, the Company entered into employment agreements with each executive effective November 7, 2025. Mr. Brasel will receive an annual base salary of $300,000, a target bonus equal to 30% of base salary, and an option to purchase 70,000 shares of common stock at an exercise price of $2.73 per share (the fair market value on the grant date), vesting over four years with a one-year cliff. Mr. Gordon will receive an annual base salary of $315,000, a target bonus equal to 30% of base salary, and an option to purchase 85,000 shares at an exercise price of $2.73 per share, vesting over four years with a one-year cliff.

Copies of the employment agreements will be filed as exhibits to Deep Fission’s next periodic report. There are no family relationships between either executive and any director or executive officer of Deep Fission and no transactions requiring disclosure under Item 404(a) of Regulation S-K.

Biographical Information

Michael Brasel — Chief Operating Officer

Mr. Brasel serves as Chief Operating Officer of Deep Fission, having previously served as the Company’s Vice President of Nuclear Programs. Before joining Deep Fission, he held senior positions at NuScale Power and Blue Wave AI Labs and previously managed the La Crosse Boiling Water Reactor for Dairyland Power Cooperative. Earlier in his career, Mr. Brasel served as a Nuclear Operator–Electrician in the U.S. Navy aboard the USS Arkansas and USS California, and completed the Naval Nuclear Power School and associated Prototype Training. He serves on the boards of Great River Energy (as Chair), Lake Region Electric Cooperative, and Perham Health. Mr. Brasel holds degrees in mechanical engineering and business administration from Old Dominion University and the University of Wisconsin–La Crosse.

Jon Gordon — General Counsel & Secretary

Mr. Gordon oversees all legal, compliance, and corporate governance matters at Deep Fission. Prior to joining Deep Fission, he was General Counsel and Chief Commercial Officer of a hydrogen-electrolyzer company and co-founded Universal Hydrogen, a developer of hydrogen-powered aircraft and fueling systems. Prior to that, he was Deputy General Counsel for Technology and Digital at United Technologies (now Raytheon Technologies). Earlier in his career, he practiced M&A and securities law at Cravath, Swaine & Moore and Wachtell, Lipton, Rosen & Katz. Mr. Gordon earned both his B.A. and J.D. from the University of Chicago.

(d)     Election of Directors

Effective November 7, 2025, Deep Fission’s Board of Directors appointed Leslie Goldman Tepper and Jonathon Angell as directors and fixed the size of the Board at three members. Ms. Goldman Tepper was designated a Class I Director (term expiring at the 2026 annual meeting) and Mr. Angell a Class II Director (term expiring at the 2027 annual meeting). Elizabeth A. Muller continues to serve as Chair of the Board and is a Class III Director (term expiring at the 2028 annual meeting).

The Board determined that Ms. Goldman Tepper is independent under SEC rules and NASDAQ requirements (with which the Company complies voluntarily) and that Mr. Angell is not independent due to his prior service as an officer but qualifies as a non-employee director pursuant to Rule 16b-3 under the Exchange Act.

On the same date, the Board established a Nominating & Governance Committee and a Compensation Committee and adopted charters for each. Ms. Goldman Tepper serves as Chair of the Nominating & Governance Committee and as a member of the Compensation Committee, and Mr. Angell serves as Chair of the Compensation Committee and as a member of the Nominating & Governance Committee.

To the Company’s knowledge, there are no arrangements or understandings pursuant to which either director was selected, no family relationships with any director or executive officer, and no transactions requiring disclosure under Item 404(a) of Regulation S-K.

Biographical Information

Jonathon Angell — Director

Mr. Angell serves on Deep Fission’s Board of Directors, as Chair of the Company’s Compensation Committee and as a member of its Nominating & Governance Committee. He is the Chief Executive Officer of Angell Investments and has advised multiple early-stage companies on financial strategy and corporate governance. He previously served as Chief Financial Officer and Strategic Advisor to Deep Fission and also serves as a director and Audit Committee Chair of Deep Isolation Nuclear, Inc.  He holds a B.A. from Whitman College and an M.B.A. from Heriot-Watt University and is a Certified Public Accountant.

Leslie Goldman Tepper — Director

Ms. Goldman Tepper serves on Deep Fission’s Board of Directors, as Chair of the Company’s Nominating & Governance Committee and as a member of its Compensation Committee. She is Principal and Managing Member of LGT Seven Enterprises and previously co-founded The Artemis Fund, a venture-capital firm investing in female-led technology companies. She also serves as a director, Nominating & Governance Committee Chair and member of the Audit Committee of Deep Isolation Nuclear, Inc., a director and member of the Audit Committee of Titan Acquisition Corp. (NASDAQ), and as a director of Berkeley Earth. Ms. Goldman Tepper earned degrees from Yale University, the University of New South Wales, and Fordham University School of Law.

Director Equity Awards

In connection with their appointments, Ms. Goldman Tepper and Mr. Angell each received 100,000 restricted stock units under the Company’s 2025 Equity Incentive Plan. The restricted stock units vest in full six months after the grant date, subject to continued service and the terms of the plan and applicable award agreements. The awards were approved pursuant to Rule 16b-3 under the Exchange Act.

(e)     Compensatory Arrangements of Certain Officers

On November 7, 2025, the Compensation Committee approved the adoption of an Executive Severance Policy to provide severance and change-in-control protections for executive officers as may be designated from time to time; no individuals have been designated under the policy as of the date hereof.

The Compensation Committee also approved the following incentive stock option grants under Deep Fission’s 2025 Equity Incentive Plan, each with an exercise price of $2.73 per share (the fair market value on the grant date), a ten-year term, and vesting over four years with a one-year cliff, each approved pursuant to Rule 16b-3 under the Exchange Act:

Executive	Title	Options Granted	Exercise Price	Vesting
Michael Brasel	Chief Operating Officer	70,000	$2.73	4 yrs (1-yr cliff)
Jon Gordon	General Counsel & Secretary	85,000	$2.73	4 yrs (1-yr cliff)

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description	Filing Treatment

10.1	Non-Employee Director Compensation Policy (adopted November 7, 2025)	Filed herewith

10.2	Form of Director and Officer Indemnification Agreement (adopted November 7, 2025)	Filed herewith

10.3	Executive Severance Policy (adopted November 7, 2025)	Filed herewith

10.4	Forms of Option Grant Notice and Option Agreement under 2025 Equity Incentive Plan	Incorporated by reference to Exhibit 10.8 to Deep Fission’s Current Report on Form 8-K (File No. 000-56407) filed September 5, 2025

10.5	Deep Fission, Inc. 2025 Equity Incentive Plan (Post-Merger)	Incorporated by reference to Exhibit 10.7 to Deep Fission’s Current Report on Form 8-K (File No. 000-56407) filed September 5, 2025

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEEP FISSION, INC.

Date: November 12, 2025	/s/ JON GORDON
Jon Gordon
General Counsel & Secretary